UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 9, 2010

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On August 9, Tortoise Capital Resources Corporation (the “Company”) entered into an Amended Expense Reimbursement Agreement with Tortoise Capital Advisors, L.L.C. (the “Adviser”), whereby for the period from June 1, 2010 through December 31, 2010, the Adviser is increasing its reimbursement to the Company quarterly for expenses incurred by the Company to an amount equal to an annual rate of 0.50% of the Company’s average monthly Managed Assets for such quarter.  The description of the Amended Expense Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Expense Reimbursement Agreement that is filed hereto as Exhibit 10.1 and incorporated herein by reference.

The Adviser also acts as the administrator for the Company and receives fees for such services pursuant to an Administration Agreement between the Adviser and the Company.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits
10.1	Amended Expense Reimbursement Agreement, dated August 9, 2010, between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL RESOURCES CORPORATION

Date: August 13, 2010	By:	/s/ Terry Matlack
Name: Terry Matlack
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended Expense Reimbursement Agreement, dated August 9, 2010, between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.